UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARES CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Vote Your Shares for the Special Meeting Dear Fellow Shareholder: Your participation is needed to approve Ares Capital Corporation’s proposals outlined in the proxy materials enclosed. Now is the time to take an active role in our special meeting of shareholders to be held on June 10, 2019. Whether or not you plan to attend, your vote is very important to the success of this meeting. If sufficient votes are not cast in advance of our meeting, it may be necessary to adjourn and reschedule the meeting, incurring additional costs. If you have any questions or need assistance to authorize a proxy to vote your shares, please dial 1-866-864-7961. Thank you for your support. THREE WAYS TO VOTE ONLINE PHONE MAIL .PROXYVOTE.COM have your proxy card in hand accessing the website. There y-to-follow directions to help omplete the electronic voting ion form. PROXY CARD 1-800-690-6903 with a touch-tone phone to vote using utomated system. PROCESSING sign and date your ballot urn it in the postage-paid elope provided. Z74738-LTR VOTE Mark, and ret env WITH A Call an a WWW Please when are eas you c instruct